Exhibit 4.2

Execution Version

SUCCESSION AGREEMENT

This Succession Agreement (this “Agreement”), dated as of December 13, 2021 (the “Effective Date”) is among FEDEX CORPORATION, a Delaware corporation (the “Company”), FEDERAL EXPRESS CORPORATION, a Delaware corporation, FEDEX GROUND PACKAGE SYSTEM, INC., a Delaware corporation, FEDEX FREIGHT CORPORATION, a Delaware corporation, FEDEX FREIGHT, INC., an Arkansas corporation, FEDEX CORPORATE SERVICES, INC., a Delaware corporation, FEDEX OFFICE AND PRINT SERVICES, INC., a Texas corporation, FEDERAL EXPRESS EUROPE, INC., a Delaware corporation, FEDERAL EXPRESS HOLDINGS S.A., LLC, a Delaware limited liability company, FEDERAL EXPRESS INTERNATIONAL, INC., a Delaware corporation, (collectively, the “Guarantors”), COMPUTERSHARE TRUST COMPANY, N.A. as agent for WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States (the “Existing Trustee”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States (the “Successor Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

RECITALS

WHEREAS, pursuant to that certain Indenture (the “Indenture”) dated as of October 23, 2015, by and among the Company, the guarantors named therein, and the Existing Trustee, the Company issued its 0.450% notes due 2025, 3.250% notes due 2026, 1.625% notes due 2027, 3.400% notes due 2028, 4.200% notes due 2028, 0.450% notes due 2029, 3.100% notes due 2029, 4.250% notes due 2030, 1.300% notes due 2031, 2.400% notes due 2031, 0.950% notes due 2033, 3.250% notes due 2041, 4.750% notes due 2045, 4.550% notes due 2046, 4.400% notes due 2047, 4.050% notes due 2048, 4.950% notes due 2048, and 5.250% notes due 2050 (collectively, the “Notes”), which are guaranteed by the Guarantors, and appointed the Existing Trustee to act as Trustee, Paying Agent, and Security Registrar under the Indenture;

WHEREAS, Section 6.10(c) of the Indenture provides the Company may remove the Trustee with respect to the Securities of any series at any time and appoint a successor trustee;

WHEREAS, pursuant to a Notice of Removal of Trustee and Appointment of Successor Trustee dated November 19, 2021 (the “Removal Notice”), the Company notified the Existing Trustee of (i) the removal of the Existing Trustee as the Trustee, Paying Agent, and Security Registrar under the Indenture and (ii) the appointment of the Successor Trustee as the Trustee, Paying Agent, and Security Registrar under the Indenture;

WHEREAS, the parties hereto desire to confirm the appointment of the Successor Trustee to succeed the Existing Trustee as the Trustee, Paying Agent, and Security Registrar under the Indenture and the other documents executed by the Existing Trustee in connection with or related to the Indenture and the Notes and listed on Schedule A hereto; and

WHEREAS, pursuant to Sections 3.05, 3.11, and 6.11 of the Indenture, the Successor Trustee agrees to accept its appointment and serve as Trustee, Paying Agent, and Security Registrar under the Indenture, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Company, the Existing Trustee, and the Successor Trustee, for and in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

ARTICLE ONE

REPLACEMENT OF THE EXISTING TRUSTEE;

APPOINTMENT OF SUCCESSOR TRUSTEE

Section 1.1. The Recitals set forth above are incorporated by reference.

Section 1.2. The Existing Trustee hereby confirms receipt of the Removal Notice and accepts removal as Trustee, Paying Agent, and Security Registrar under the Indenture in accordance with Section 6.10(c) thereof. The Successor Trustee will immediately succeed the Existing Trustee as Trustee under the Indenture on the Effective Date. The Company hereby confirms that any and all conditions precedent to the succession of the Successor Trustee as Trustee under the Indenture have been satisfied and acknowledges the succession of Successor Trustee to the role of Trustee under the Indenture and related documents on the Effective Date. The removal of the Existing Trustee as Paying Agent and Security Registrar under the Indenture, and the appointment of the Successor Trustee in such capacities, shall be effective on the Effective Date.

Section 1.3. The Existing Trustee, to the best of its knowledge and to the extent available to it, represents and warrants that (i) the documents listed on Schedule A constitute a true and complete list of all operative documents, including any amendments to such documents in its custody, in effect as of the Effective Date relating to the Notes or the Indenture; (ii) a copy of the Indenture and each of the documents listed on Schedule A, together with all notices delivered by the Existing Trustee to the Company, any guarantor, or the Holders of the Notes generally during the period from January 1, 2021 through the Effective Date, including without limitation, all notices relating to defaults or Events of Default under the Indenture are included in the attached Schedule A; and (iii) a complete copy of the register of Holders, which includes the names and addresses of all Holders of Notes, together with the principal amounts of Notes as of the Effective Date, has been provided to the Successor Trustee.

Section 1.4. Except as expressly provided herein, on and after the Effective Date, the Existing Trustee shall have no further duties or obligations as Trustee under the Indenture or any related documents.

Section 1.5. The Company and the Existing Trustee, as applicable, shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, trusts, duties, and obligations hereby assigned, transferred, delivered, and confirmed to the Successor Trustee.

Section 1.6. Existing Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Existing Trustee in its capacity as Trustee, Paying Agent, and Security Registrar in accordance with the provisions of the Indenture and reimbursement in full by the Company of the expenses, disbursements, and advances incurred or made by Existing Trustee in its capacity as Trustee, Paying Agent, and Security Registrar in accordance with the provisions of the Indenture. Existing Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it under the Indenture.

ARTICLE TWO

ACCEPTANCE OF APPOINTMENT OF THE SUCCESSOR TRUSTEE

Section 2.1. The Successor Trustee hereby represents and warrants to the Existing Trustee and the Company that the Successor Trustee is qualified and eligible under Article 6 of the Indenture and applicable law to act and serve as the Trustee under the Indenture.

Section 2.2. Pursuant to Section 6.11 of the Indenture, the Successor Trustee hereby acknowledges and accepts its appointment as the Trustee, Paying Agent, and Security Registrar under the Indenture in accordance with Section 1.2 above.

Section 2.3. The Existing Trustee hereby: (a) confirms, assigns, transfers, delivers, and conveys to the Successor Trustee, as Trustee, Paying Agent, and Security Registrar under the Indenture, all rights, powers, and duties which the Existing Trustee, in all such capacities, now holds under and by virtue of the Indenture and related documents; provided however, that Section 6.07 survives its removal as Trustee; and (b) agrees to pay over to the Successor Trustee, in its capacity as Trustee, any and all property and moneys held or subsequently received by the Existing Trustee under and by virtue of the Indenture.

Section 2.4. References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the designated corporate trust office of the Successor Trustee, which is presently located at One Federal Street, Boston, MA 02110, or such other address as may be specified, where notices and demands to or upon the Company in respect of the Notes may be served.

ARTICLE THREE

MISCELLANEOUS

Section 3.1. No amendment shall be made to this Agreement without the written consent of all parties hereto which may be provided in counterparts.

Section 3.2. Each person executing this Agreement represents and warrants that such person has the authority to execute this Agreement on behalf of, and to bind, the party on whose behalf such person executes this Agreement. Each person executing this Agreement further represents and warrants that this Agreement has been duly authorized, executed, and delivered on behalf of the parties hereto and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, an implied covenant of good faith and fair dealing, and by general principles of equity.

Section 3.3. This Agreement does not constitute a waiver by any of the parties hereto of any obligation or liability which the Existing Trustee may have incurred in connection with serving as Trustee, Paying Agent, and Security Registrar under the Indenture or an assumption by the Successor Trustee of any liability of the Existing Trustee arising out of a breach by the Existing Trustee prior to its resignation of its duties under the Indenture.

Section 3.4. Pursuant to Section 6.10(f) of the Indenture, on or after the Effective Date, the Company shall provide notices of the removal of the Existing Trustee and appointment of the Successor Trustee to Holders of the Notes under the Indenture.

Section 3.5. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same Agreement. Delivery of a counterpart by facsimile or e-mail transmission of an Adobe portable document format file (also known as a “.PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Agreement may be executed by manual, facsimile, or electronic signature, provided that any electronic signature is a true representation of the signer’s actual signature.

Section 3.6. This Agreement, together with the Removal Notices, sets forth the entire agreement of the parties hereto with respect to its contents, and supersedes any and all prior correspondence, emails, or discussions, whether oral or written, with respect to such contents.

Section 3.7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 3.8. This Agreement is provided by Computershare Trust Company, N.A., or one or more of its affiliates (collectively, “Computershare”), in its named capacity or as agent of or successor to Wells Fargo Bank, N.A., or one or more of its affiliates (“Wells Fargo”), by virtue of the acquisition by Computershare of substantially all of the assets of the corporate trust services business of Wells Fargo.

Section 3.9. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

TO THE EXISTING TRUSTEE:

Wells Fargo Bank, National Association

Attn: Raymond Delli Colli

Computershare Corporate Trust c/o Wells Fargo

CTSO Mail Operations

600 S 4th Street, 7th floor

Minneapolis, MN 55415

MAC N9300-070

Telephone: 917-260-1534

E-mail: raymond.dellicolli@wellsfargo.com

TO THE SUCCESSOR TRUSTEE:

U.S. Bank National Association

Global Corporate Trust, Boston

One Federal Street

Boston, MA 02110

EX-MA-FED

Attention: David W. Doucette, Vice President

david.doucette@usbank.com

(617) 603-6534

TO THE COMPANY:

FedEx Corporation

942 S. Shady Grove Road

Memphis, Tennessee 38120

Attention: Treasurer

Telecopy: (901) 818-7248

Telephone: (901) 818-7121

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Succession Agreement to be duly executed, all as of the day and year first above written.

FedEx Corporation,
as the Company

By:	/s/ Herbert C. Nappier
	Name:	Herbert C. Nappier
	Title:	Executive Vice President –
Finance and Treasurer

Federal Express Corporation,
as Guarantor

By:	/s/ Elise L. Jordan
	Name:	Elise L. Jordan
	Title:	Executive Vice President
and Chief Financial Officer

FedEx Ground Package System, Inc.,
as Guarantor

By:	/s/ Robert D. Henning
	Name:	Robert D. Henning
	Title:	Executive Vice President
and Chief Financial Officer

FedEx Freight Corporation,
as Guarantor

By:	/s/ Matthew L. Rittenhour
	Name:	Matthew L. Rittenhour
	Title:	Senior Vice President –
Finance and Chief
Financial Officer

FedEx Freight, Inc.,
as Guarantor

By:	/s/ Matthew L. Rittenhour
	Name:	Matthew L. Rittenhour
	Title:	Senior Vice President –
Finance and Chief
Financial Officer

FedEx Corporate Services, Inc.,
as Guarantor

By:	/s/ Sharon L. Hawkins
	Name:	Sharon L. Hawkins
	Title:	Senior Vice President and
Chief Financial Officer

FedEx Office and Print Services, Inc.,
as Guarantor

By:	/s/ Leslie M. Benners
	Name:	Leslie M. Benners
	Title:	Senior Vice President and
Chief Financial Officer

Federal Express Europe, Inc.,
as Guarantor

By:	/s/ Herbert C. Nappier
	Name:	Herbert C. Nappier
	Title:	Treasurer

Federal Express Holdings S.A., LLC,
as Guarantor

By:	/s/ Herbert C. Nappier
	Name:	Herbert C. Nappier
	Title:	Treasurer

Federal Express International, Inc.,
as Guarantor

By:	/s/ Herbert C. Nappier
	Name:	Herbert C. Nappier
	Title:	Treasurer

Computershare Trust Company, N.A.,
as agent for Wells Fargo Bank,
National Association,
as Existing Trustee, Existing Paying
Agent, and Existing Security
Registrar

By:	/s/ Jessica Wuornos
	Name:	Jessica Wuornos
	Title:	Vice President

U.S. Bank National Association,
as Successor Trustee, Successor Paying Agent, and Successor Security Registrar

By:	/s/ David Doucette
	Name:	David Doucette
	Title:	Vice President

Schedule A

DOCUMENTS TO BE DELIVERED TO SUCCESSOR TRUSTEE

0.450% Notes due 2025

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 10 dated as of August 5, 2019 among the Company, the Guarantors, the Trustee and Elavon Financial Services Limited, UK branch, as paying agent;

•

Global Note No. 1 dated as of August 5, 2019 representing €500,000,000 aggregate principal amount of 0.450% Notes due 8/5/2025, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of August 5, 2019

3.250% Notes due 2026

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 2 dated as of March 24, 2016 among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 3.250% notes due 4/1/2026 and Global Note No. 2 representing $250,000,000 aggregate principal amount of 3.250% notes due 4/1/2026, each dated as of March 24, 2016, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of March 24, 2016

1.625% Notes due 2027

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 3 dated as of April 11, 2016, among the Company, the Guarantors, the Trustee and Elavon Financial Services Limited, UK branch, as paying agent;

•

Global Note No. 1 dated as of April 11, 2016 representing €1,250,000,000 aggregate principal amount of 1.625% Notes due 1/11/2027, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of April 11, 2016

3.400% Notes due 2028

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 5 dated as of January 31, 2018, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 dated as of January 31, 2018 representing $500,000,000 aggregate principal amount of 3.400% notes due 2/15/2028, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of January 31, 2018

4.200% Notes due 2028

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 6 dated as of October 17, 2018, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 dated as of October 17, 2018 representing $400,000,000 aggregate principal amount of 4.200% notes due 10/17/2028, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of October 17, 2018

0.450% Notes due 2029

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 13 dated as of May 4, 2021, among the Company, the Guarantors, the Trustee and Elavon Financial Services Limited, UK branch, as paying agent;

•

Global Note No. 1 dated as of May 4, 2021 representing €600,000,000 aggregate principal amount of 0.450% Notes due 5/4/2029; together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of May 4, 2021

3.100% Notes due 2029

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 9 dated as of July 24, 2019, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 3.100% notes due 8/5/2029 and Global Note No. 2 dated as of July 24, 2019 representing $500,000,000 aggregate principal amount of 3.100% notes due 8/5/2029, each dated as of July 24, 2019, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of July 24, 2019

4.250% Notes due 2030

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 11 dated as of April 7, 2020, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 4.250% notes due 5/15/2030 and Global Note No. 2 representing $250,000,000 aggregate principal amount of 4.250% notes due 5/15/2030, each dated as of April 7, 2020, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of April 7, 2020

1.300% Notes due 2031

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 10 dated as of August 5, 2019, among the Company, the Guarantors, the Trustee and Elavon Financial Services Limited, UK branch, as paying agent;

•

Global Note No. 1 dated as of August 5, 2019 representing €500,000,000 aggregate principal amount of 1.300% Notes due 8/5/2031, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of August 5, 2019

2.400% Notes due 2031

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 12 dated as of April 29, 2021 among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 2.400% notes due 5/15/2031 and Global Note No. 2 representing $500,000,000 aggregate principal amount of 2.400% notes due 5/15/2031, each dated as of April 29, 2021, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of April 29, 2021

0.950% Notes due 2033

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 13 dated as of May 4, 2021, among the Company, the Guarantors, the Trustee and Elavon Financial Services Limited, UK branch, as paying agent;

•

Global Note No. 1 dated as of May 4, 2021 representing €650,000,000 aggregate principal amount of 0.950% Notes due 5/4/2033, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of May 4, 2021

3.250% Notes due 2041

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 12 dated as of April 29, 2021, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 3.250% notes due 5/15/2041 and Global Note No. 2 representing $250,000,000 aggregate principal amount of 3.250% notes due 5/15/2041, each dated as of April 29, 2021, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of April 29, 2021

4.750% Notes due 2045

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 1 dated as of October 23, 2015, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 principal amount of 4.750 notes due 11/15/2045, Global Note No. 2 representing $500,000,000 principal amount of 4.750 notes due 11/15/2045 and Global Note No. 3 representing $250,000,000 principal amount of 4.750 notes due 11/15/2045, each dated as of October 23, 2015, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of October 23, 2015

4.550% Notes due 2046

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 2 dated as of March 24, 2016, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 dated as of March 24, 2016 representing $500,000,000 aggregate principal amount of 4.550% notes due 4/1/2046, Global Note No. 2 representing $500,000,000 principal amount of 4.550% notes due 4/1/2046 and Global Note No. 3 representing $250,000,000 principal amount of 4.550% notes due 4/1/2046, each dated as of March 24, 2016, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of March 24, 2016

4.400% Notes due 2047

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 4 dated as of January 6, 2017, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 4.400% notes due 1/15/2047 and Global Note No. 2 representing $250,000,000 aggregate principal amount of 4.400% notes due 1/15/2047, dated as of January 6, 2017, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of January 6, 2017

4.050% Notes due 2048

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 5 dated as of January 31, 2018, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 4.050% notes due 2/15/2048 and Global Note No. 2 representing $500,000,000 aggregate principal amount of 4.050% notes due 2/15/2048, each dated as of January 31, 2018, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of January 31, 2018

4.950% Notes due 2048

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 6 dated as of October 17, 2018, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 4.950% notes due 10/17/2048 and Global Note No. 2 representing $350,000,000 aggregate principal amount of 4.950% notes due 10/17/2048, dated as of October 17, 2018, together with any other Global Notes issued under the Indenture from time to time; and;

•	Guarantees of each Guarantor dated as of October 17, 2018

5.250% Notes due 2050

•	Indenture dated as of October 23, 2015 among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee;

•	Supplemental Indenture No. 11 dated as of April 7, 2020, among the Company, the Guarantors and the Trustee;

•

Global Note No. 1 representing $500,000,000 aggregate principal amount of 5.250% notes due 5/15/2050, Global Note No. 2 representing $500,000,000 aggregate principal amount of 5.250% notes due 5/15/2050 and Global Note No. 3 representing $250,000,000 aggregate principal amount of 5.250% notes due 5/15/2050, each dated as of April 7, 2020, together with any other Global Notes issued under the Indenture from time to time; and

•	Guarantees of each Guarantor dated as of April 7, 2020